Exhibit 10.7

EXECUTION VERSION
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Fourth Amendment”), dated as of August 21, 2017 among American Airlines, Inc., a Delaware corporation (the “Borrower”), American Airlines Group Inc., a Delaware corporation (the “Parent” or the “Guarantor”), the Existing Revolving Lenders (as defined below) party hereto, Standard Chartered Bank (“SCB”), Sumitomo Mitsui Banking Corporation (“SMBC”), Texas Capital Bank, N.A. (“TCB” and together with SMBC and SCB, the “New Revolving Lenders”) and Citibank N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as an issuing lender (in such capacity, an “Issuing Lender”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrower, the Guarantor, the lenders from time to time party thereto, the Administrative Agent and certain other parties thereto are parties to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 20, 2015 (as amended by that certain First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2015, as further amended by that certain Second Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of September 22, 2016, as further amended by that certain Third Amendment to Amended and Restated Credit and Guaranty Agreement, dated June 14, 2017 and as further amended, amended and restated, supplemented or otherwise modified to but not including the Fourth Amendment Effective Date as defined below, the “Credit Agreement”);
WHEREAS, pursuant to Section 2.28(b) of the Credit Agreement, the Borrower may make a Revolver Extension Offer to all Revolving Lenders holding Revolving Commitments under the Credit Agreement to extend the maturity date of each such Revolving Lender’s Revolving Commitment;
WHEREAS, the Borrower hereby (i) requests that each Revolving Lender that is a party to the Credit Agreement immediately prior to the Fourth Amendment Effective Date (each, an “Existing Revolving Lender”) extend the maturity of such Existing Revolving Lender’s Revolving Commitment pursuant to, and in accordance with the terms of, Section 2.28(b), (c), (d) and (e) of the Credit Agreement and this Fourth Amendment (with such request constituting a Revolver Extension Offer for purposes of the Credit Agreement) and requests that the Administrative Agent waive any applicable notice period otherwise required thereby and (ii) specifies as the Minimum Extension Condition for such Revolving Extension Offer that all such Revolving Commitments be subject to the Revolving Extension contemplated hereby;

WHEREAS, the Existing Revolving Lenders are willing to extend the maturity date of their respective Revolving Commitments, subject to and on the terms and conditions set forth herein and in Section 2.28(b), (c), (d) and (e) of the Credit Agreement;
WHEREAS, the undersigned Existing Revolving Lenders and New Revolving Lenders desire to reallocate the Revolving Commitments among themselves (the “Reallocation”) and that each Revolving Lender will hold such Revolving Commitment as is set out opposite its name on Schedule 1;
WHEREAS, the Borrower, the Administrative Agent, the undersigned Existing Revolving Lenders and New Revolving Lenders wish to amend the Credit Agreement to provide for certain other modifications to the Credit Agreement, in each case, on the terms and subject to the conditions set forth herein; and
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE - Reallocation of Revolving Commitments. On the Fourth Amendment Effective Date, the Borrower, the Existing Revolving Lenders and the New Revolving Lenders agree that (1) there shall be an automatic termination of the total Revolving Commitments in excess of $1,000,000,000; (2) there shall be an automatic adjustment to the Revolving Commitment Percentage of each Revolving Lender in the aggregate LC Exposure (if any) to reflect the new Revolving Commitment Percentage of each Revolving Lender in the aggregate LC Exposure (if any) and (3) each New Revolving Lender shall become a Revolving Lender under the Credit Agreement (as amended hereby).
SECTION TWO - Extension of Revolving Facility. On the Fourth Amendment Effective Date (immediately after giving effect to the Reallocation contemplated in Section One), the Credit Agreement is modified as follows:
(a)    The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Applicable Margin” shall mean (a) with respect to Revolving Loans (i) that are Eurodollar Loans, 2.25% per annum and (ii) that are ABR Loans, 1.25% per annum and (b) with respect to 2017 Replacement Term Loans (i) that are Eurodollar Loans, 2.00% per annum and (ii) that are ABR Loans 1.00% per annum.
(b)    The definition of “Revolving Facility Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
““Revolving Facility Maturity Date” shall mean, with respect to (a) Revolving Commitments that have not been extended pursuant to Section 2.28(b), but including Revolving Commitments extended or made available pursuant to the Fourth Amendment, October 13, 2022 and (b) with respect to Extended Revolving Commitments extended after the Fourth Amendment Effective Date (as defined in the Fourth Amendment), the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Revolving Lender or Revolving Lenders.”;
(c)    Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in appropriate alphabetical order:
““Fourth Amendment” shall mean the Fourth Amendment to this Agreement, dated as of August 21, 2017.”;
(d)    The definition of “Revolving Commitment” is hereby amended by deleting the last sentence of said definition in its entirety and inserting in lieu thereof the following new sentence:
“The aggregate amount of the Total Revolving Commitments as of the Fourth Amendment Effective Date (as defined in the Fourth Amendment) is $1,000,000,000.”; and
(e)    “Annex A” of the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule 1.
Notwithstanding anything in this Fourth Amendment or the Credit Agreement to the contrary, the Administrative Agent hereby waives the minimum notice required by Section 2.28(e) of the Credit Agreement in connection with the Revolver Extension to be effected pursuant to this Fourth Amendment.
SECTION THREE -     The parties hereto agree that, as of the Fourth Amendment Effective Date (as defined below) and in connection with the Fourth Amendment:
(a)    each of Citigroup Global Markets Inc. (“Citi”), Barclays Bank PLC (“Barclays”), Credit Suisse Securities (USA) LLC (“CS Securities”), Deutsche Bank Securities Inc. (“DBSI”), Goldman Sachs Lending Partners LLC (“GSLP”), Industrial and Commercial Bank of China Limited, New York Branch (“ICBC”), JPMorgan Chase Bank, N.A. (“JPMCB”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“ML”), Morgan Stanley Senior Funding, Inc. (“MS”), BNP Paribas Securities Corp. (“BNP Securities”), Credit Agricole Corporate and Investment Bank (“CA-CIB”), SCB, SMBC, U.S. Bank National Association (“US Bank”), and TCB shall be designated as, and perform the roles associated with, a joint lead arranger and bookrunner;
(b)    each of Citi, Barclays, CS Securities, DBSI, GSLP, ICBC, JPMCB, ML, and MS shall be designated as, and perform the roles associated with, a syndication agent; and
(c)    each of BNP Securities, CA-CIB, SCB, SMBC, US Bank, and TCB shall be designated as, and perform the roles associated with, a documentation agent.
SECTION FOUR - Conditions to Effectiveness. The provisions of Sections One and Two of this Fourth Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when each of the following conditions specified below shall have been satisfied:

(a)    the Borrower, the Guarantor, the Administrative Agent, each Issuing Lender, each Existing Revolving Lender and each New Revolving Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, NY 10005, attention: Dylan Scher;
(b)    all reasonable invoiced out-of-pocket expenses incurred by the Revolving Lenders and the Administrative Agent pursuant to Section 10.04 of the Credit Agreement (including the reasonable and documented fees, charges and disbursements of counsel) and all accrued and unpaid fees, owing and payable (including any fees agreed to in connection with this Fourth Amendment) shall have been paid to the extent invoiced at least two (2) Business Days prior to the Fourth Amendment Effective Date (or such shorter period as may be agreed by the Borrower);
(c)    the Borrower shall have paid (or caused to be paid), for the account of each Revolving Lender, a one time, non-refundable fee equal to the amount set forth in that certain Revolving Lenders’ fee letter, among the Revolving Lenders and the Borrower, dated as of the Fourth Amendment Effective Date;
(d)    the Administrative Agent shall have received a customary written opinion of Latham & Watkins LLP, special counsel for Parent, the Borrower and the Guarantor addressed to the Administrative Agent and the Revolving Lenders party hereto, and dated the Fourth Amendment Effective Date;
(e)    the Borrower shall have paid to the Administrative Agent (for the account of the Existing Revolving Lenders) all fees and interest accrued pursuant to Sections 2.07, 2.15, 2.16, 2.20 and 2.21 of the Credit Agreement in respect of the Revolving Facility to, and including, the Fourth Amendment Effective Date, whether or not then due and payable under the terms of the Credit Agreement;
(f)    the condition to the Revolving Extension effected pursuant to this Fourth Amendment set forth in Section 2.28(b)(i) of the Credit Agreement shall have been satisfied;
(g)    the Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary (or similar Responsible Officer), dated the Fourth Amendment Effective Date (i) certifying as to the incumbency and specimen signature of each Responsible Officer of the Borrower and the Guarantor executing this Fourth Amendment or any other document delivered by it in connection herewith (such certificate to contain a certification of another Responsible Officer of that entity as to the incumbency and signature of the Responsible Officer signing the certificate referred to in this clause (g)), (ii) attaching each constitutional document of each Loan Party or certifying that each constitutional document of each Loan Party previously delivered to the Administrative Agent has not been amended, supplemented, rescinded or otherwise modified and remains in full force and effect as of the date hereof, (iii) attaching resolutions of each Loan Party approving the transactions contemplated by the Fourth Amendment and (iv) attaching a certificate of good standing for the Borrower and the Guarantor of the state of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction);

(h)    the Administrative Agent shall have received evidence that the Third Amendment to that certain Amended and Restated Credit and Guaranty Agreement dated the date hereof, among, inter alios, the Borrower and Deutsche Bank AG New York Branch as administrative agent and the Second Amendment to that certain Credit and Guaranty Agreement, dated as of the date hereof, among, inter alios, the Borrower and Barclays Bank PLC as administrative agent have, or will contemporaneously with the Fourth Amendment Effective Date, become effective; and
(i)    the Administrative Agent shall have received an Officer’s Certificate certifying (A) the truth in all material respects of the representations and warranties set forth in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.19 of the Credit Agreement) as though made on the date hereof, or, in the case of any such representation and warranty that relates to a specified date, as though made as of such date; provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects as of the applicable date; and provided, further, that for purposes of this clause (i), the representations and warranties contained in (i) Section 3.04(a) of the Credit Agreement shall be deemed to refer to Parent’s Annual Report on Form 10-K for 2016 filed with the SEC (as amended) and all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been filed since December 31, 2016 by Parent with the SEC (as amended) and (ii) Section 3.05(a) of the Credit Agreement shall be deemed to refer to the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2016, included in Parent’s Annual Report on Form 10-K for 2016 filed with the SEC (as amended) and the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal quarters ended March 31, 2017 and June 30, 2017, and (B) as to the absence of any event occurring and continuing, or resulting from this Fourth Amendment on, the Fourth Amendment Effective Date, that constitutes a Default or Event of Default.
SECTION FIVE - No Default; Representations and Warranties. In order to induce the Revolving Lenders and the Administrative Agent to enter into this Fourth Amendment, the Borrower represents and warrants to each of the Revolving Lenders and the Administrative Agent that, on and as of the date hereof after giving effect to this Fourth Amendment, (i) no Default or Event of Default has occurred and is continuing or would result from giving effect to this Fourth Amendment and (ii) the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than representations and warranties set forth in Sections 3.05(b), 3.06, 3.09(a) and 3.19 of the Credit Agreement) are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof or, in the case of any representations and warranties that expressly relate to an earlier date, as though made as of such date; provided, that any representation or warranty that is qualified by materiality (it being understood that any representation or warranty that excludes circumstances that would not result in a “Material Adverse Change” or “Material Adverse Effect” shall not be considered (for purposes of this proviso) to be qualified by materiality) shall be true and correct in all respects as of the applicable date; and provided, further, that for purposes of this Section Five, the representations and warranties contained in (i) Section 3.04(a) of the Credit Agreement shall be deemed to refer to Parent’s Annual Report on Form 10-K for 2016 filed with the SEC (as amended) and all Quarterly

Reports on Form 10-Q or Current Reports on Form 8-K that have been filed since December 31, 2016 by Parent with the SEC (as amended) and (ii) Section 3.05(a) of the Credit Agreement shall be deemed to refer to the audited consolidated financial statements of Parent and its Subsidiaries for the fiscal year ended December 31, 2016, included in Parent’s Annual Report on Form 10-K for 2016 filed with the SEC (as amended) and the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal quarters ended March 31, 2017 and June 30, 2017.
SECTION SIX - Confirmation. The Borrower and the Guarantor hereby confirm that all of their obligations under the Credit Agreement (as amended hereby) are and shall continue to be, in full force and effect. The parties hereto (i) confirm and agree that the term “Obligations” and “Guaranteed Obligations” as used in the Credit Agreement and the other Loan Documents, shall include, without limitation, all obligations of the Borrower with respect to the Revolving Commitments (as extended pursuant to this Fourth Amendment) and all obligations of the Guarantor with respect of the guarantee of such obligations, respectively, and (ii) reaffirm the grant of Liens on the Collateral to secure the Obligations (as extended and increased pursuant to this Fourth Amendment) pursuant to the Collateral Documents.
SECTION SEVEN - Reference to and Effect on the Credit Agreement. On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Fourth Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Fourth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. This Fourth Amendment shall be deemed to be a “Loan Document” for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents. The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.
SECTION EIGHT - Execution in Counterparts. This Fourth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Fourth Amendment by facsimile or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.
SECTION NINE - Governing Law. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION TEN - Miscellaneous.    (a) The provisions set forth in Sections 10.03, 10.04, 10.05(b)-(d), 10.09, 10.10, 10.11, 10.13, 10.15, 10.16 and 10.17 of the Credit Agreement

are hereby incorporated mutatis mutandis herein by reference thereto as fully and to the same extent as if set forth herein.
(b)    For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Fourth Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders party hereto hereby authorize the Administrative Agent to treat) the Revolving Facility as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the day and year first above written.
AMERICAN AIRLINES, INC., as the Borrower
By: /s/ Amelia G. Anderson
    Name: Amelia G. Anderson
    Title: Assistant Treasurer
AMERICAN AIRLINES GROUP INC., as Parent and Guarantor
By: /s/ Amelia G. Anderson
    Name: Amelia G. Anderson
    Title: Assistant Treasurer

Fourth Amendment to Amended and Restated Credit and Guaranty Agreement (LHR)

CITIBANK N.A.,
as Administrative Agent
By: /s/ Joseph Shanahan
Name: Joseph Shanahan
Title: Vice President

Fourth Amendment to Amended and Restated Credit and Guaranty Agreement (LHR)

Schedule 1
ANNEX A
Lenders and Commitments

Name of Bank	Revolving Commitment	LC Commitment
Citibank, N.A.	[*CTR]	$300,000,000
Bank of America, N.A.	[*CTR]	--
Barclays Bank PLC	[*CTR]	--
Credit Suisse AG, Cayman Islands Branch	[*CTR]	--
Deutsche Bank AG New York Branch	[*CTR]	--
Goldman Sachs Bank USA	[*CTR]	--
Industrial and Commercial Bank of China Limited, New York Branch	[*CTR]	--
JPMorgan Chase Bank, N.A.	[*CTR]	--
Morgan Stanley Bank, N.A.	[*CTR]	--
Morgan Stanley Senior Funding, Inc.	[*CTR]	--
BNP Paribas	[*CTR]	--
Credit Agricole Corporate and Investment Bank	[*CTR]	--
Standard Chartered Bank	[*CTR]	--
Sumitomo Mitsui Banking Corporation	[*CTR]	--
U.S. Bank National Association	[*CTR]	--
Texas Capital Bank, N.A.	[*CTR]	--
Total	[*CTR]	$300,000,000

[*CTR]=[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]